Exhibit 5.1

Meihua International Medical Technologies Co., Ltd.	D +852 3656 6054/ +852 3656 6061
美华国际医疗科技有限公司	E nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/ACG/181505.00004

24 August 2023

Dear Sirs

Meihua International Medical Technologies Co., Ltd. 美华国际医疗科技有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), to be filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the proposed offering and sale from time to time, as set forth in the Registration Statement and the prospectus contained therein (the Prospectus), of the following securities (the Securities):

(a)	ordinary shares of US$0.0005 par value each (the Ordinary Shares);

(b)	preferred shares of US$0.0005 par value each (the Preferred Shares);

(c)	debt securities to be issued pursuant to the applicable indenture may be entered into by the Company (the Debt Securities);

(d)	warrants to be issued to subscribe for the Company’s securities (the Warrants) pursuant to an applicable warrant agreement may be entered into by the Company and any warrant agent;

(e)	rights to be issued to purchase the Company’s securities (the Rights) under underwriting agreements that may be entered into among the Company and one or more underwriters; and/or

(f)	units to be issued comprising any combination of the foregoing securities (the Units) under unit agreements that may be entered into between the Company and the unit agent.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners

Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan Lin Han Cecilia Li Rachel Huang Richard Bennett James Bergstrom Marcus Leese

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein pursuant to Rule 462(b) under the Securities Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 10 November 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 21 December 2020 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 2 August 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors of the Company as provided to us on 16 August 2023 (the ROD);

(e)	a copy of the certified shareholder list of the Company as of 7 July 2022 provided to us by the Company on 15 August 2023 (the ROM, and together with the ROD, the Registers);

(f)	the Registration Statement; and

(g)	a copy of the written resolutions of all of the directors of the Company dated 18 August 2023 (the Board Resolutions).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate and the Registers is accurate and complete as of the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated therein which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator, trustee in bankruptcy or restructuring officer of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(j)	the Company will have sufficient authorized but unissued share capital to effect the issue of any of the Ordinary Shares and/or or Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

(k)	the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands;

(l)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the Cayman Islands;

(m)	all necessary corporate action will be taken to authorize and approve any issuance of Securities and the terms of the offering of such Securities thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(n)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(o)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto;

(p)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due; and

(q)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

Authorized Share capital

(b)	The authorized share capital of the Company is US$50,000 divided into (i) 80,000,000 Ordinary Shares with a par value of US$0.0005 each and (ii) 20,000,000 Preferred Shares with a par value of US$0.0005 each.

Valid Issuance of Ordinary Shares

(c)	With respect to the Ordinary Shares, when

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares as fully paid shares,

the Ordinary Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

(d)	With respect to the Preferred Shares, when

(i)	the Board has taken all necessary corporate actions to approve the issuance and allotment of the Preferred Shares, the terms of the offering of the Preferred Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Preferred Shares as fully paid shares,

the Preferred Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

(e)	With respect to the Ordinary Shares and/or Preferred Shares issuable pursuant to the Debt Securities, Warrants, Rights and Units (the Underlying Shares), in each case when the Debt Securities, Warrants, Rights and/or Units are exercisable under the terms of the applicable definitive agreement approved by the Board (the Definitive Agreements) as referred to within the Registration Statement, when:

(i)	the Board has taken all necessary corporate action to approve the issuance and allotment of the Underlying Shares and the Definitive Agreements;

(ii)	the terms of such security, the memorandum and articles of association then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Underlying Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Underlying Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares as fully paid shares,

the Underlying Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

Taxation

(f)	The statements contained or the opinion incorporated in the section headed “Cayman Islands Taxation” of the Registration Statement, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company’s obligations under the Registration Statement or Definitive Agreements will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier